EXHIBIT 23.3

[LETTERHEAD OF LEO JEGARD & ASSOCIES]
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23, rue du Clos d'Orelans - F 9410 Fontenay sous Bois - Tel.: 33 1 48 73 69 91 -
         Fax: 33 1 48 75 40 43 - www.jegard.com - bienvenue@jegard.com


   PBW/ID/04-1532


   CONSENT OF LEO JEGARD & ASSOCIES, INDEPENDENT ACCOUNTANTS


   Dear Sirs

   Subject: Consent letter - ECI Telecom sarl France (the "Company")

   We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868, 333-9860,
   333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI
   Telecom Ltd. of our report dated January 29, 2004, relating to the balance sheets of the Company as at December 31, 2003 and 2002 and related statements of income, retained earning and cash flows for the three years then ending, which report and the consolidated financial statements of the ECI Telecom Ltd. as at December 31, 2003, appear in the report in Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004.

   Yours faithfully

   Pierre Bernard WILLOT
   Independent Public Accountant

   June 27, 2004


   /s/ Pierre Bernard Willot
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